December 20, 1996



Securities & Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

RE  Form N-SAR

Gentlemen:

Pursuant to Section 30(a) of the Investment Company Act of 1940 and Rule 30a-1, please find the Franklin Midcap Growth Portfolio's Form
 N-SAR as of October 31, 1996.

Should you have any questions, please call me at (916) 463-5509.
Thank you.


Sincerely,


FRANKLIN MIDCAP GROWTH PORTFOLIO



S\KRISTIN MONTGOMERY

Kristin Montgomery
Fund Accounting Manager

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